Exhibit 99.1

CECO Announces 2019 Fourth Quarter and Full Year Results;

Solid Fourth Quarter and Second Half Results Demonstrate Progress in 2019

DALLAS, Texas, March 4, 2020 -- CECO Environmental Corp. (Nasdaq: CECE), a leading global air quality and fluid handling company serving the energy and industrial markets, today reported its financial results for the fourth quarter and full year of 2019.

Highlights of the Fourth Quarter 2019*

•	Bookings of $67.7 million, compared with $72.8 million, adjusted for divestitures
•	Backlog of $216.6 million, compared with $182.1 million
•	Revenue of $89.4 million, compared with $93.9 million
•	Gross profit of $30.0 million (33.6% margin), compared with $29.8 million (31.7% margin)
•	Operating income of $7.0 million, compared with $5.7 million
•	Non-GAAP operating income of $9.6 million, compared with $8.4 million
•	Net income of $8.4 million, compared with $0.9 million
•	Adjusted EBITDA of $10.1 million, compared with $10.0 million
•	Non-GAAP net income of $9.6 million, compared with $3.0 million
•	Earnings per diluted share was $0.24, compared with $0.03
•	Non-GAAP earnings per diluted share of $0.27, compared with $0.08

Highlights of the Full Year 2019*

•	Bookings of $383.7 million, compared with $359.1 million, adjusted for divestitures
•	Revenue of $341.9 million, compared with $337.3 million, and $328.0 million organic
•	Gross profit of $114.1 million (33.4% margin), compared with $111.5 million (33.1% margin)
•	Operating income of $18.0 million, compared with $10.0 million
•	Non-GAAP operating income of $28.2 million, compared with $24.1 million
•	Net income of $17.7 million, compared with net loss of $(7.1) million
•	Adjusted EBITDA of $33.0 million, compared with $30.7 million
•	Non-GAAP net income of $20.9 million, compared with $10.2 million
•	Net income per diluted share was $0.50, compared with net loss per diluted share of $(0.21)
•	Non-GAAP earnings per diluted share of $0.59, compared with $0.29

* All comparisons are versus the comparable prior-year period, which include results from divestitures, unless otherwise stated.

CECO’s Chief Executive Officer Dennis Sadlowski commented, “Our fourth quarter profitability was a testament to the continued progress we are making.  We delivered 11.3% EBITDA margins on $89 million revenue as we accelerated out of the second half of 2019.  New orders of $68 million in the quarter were below our strong 2019 trend but we continued to see a growing pipeline of opportunities across our served market segments.”

Mr. Sadlowski added, “We are confident that the execution of our 4-3-3 strategic blueprint over the past two years has put CECO on the right path to accelerate growth.  Over that period, our investment of $15 million in people and technology have helped to generate 29% growth in organic orders, an increase of $86 million, with revenue tracking up 10%. We will continue to make ongoing investments to generate above market growth that drives top tier returns for our shareholders while addressing earth’s sustainability needs.”

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Exhibit 99.1

FOURTH QUARTER RESULTS

Revenue in the fourth quarter of 2019 was $89.4 million, down 4.7% from $93.9 million in the prior-year period.

Operating income was $7.0 million (margin) for the fourth quarter of 2019, up $1.3 million or 22.6%, from $5.7 (margin) million in the prior-year period. Non-GAAP operating income was $9.6 million for the fourth quarter of 2019 (10.8% margin), compared with $8.4 million in the prior-year period (9.0% margin).

Net income was $8.4 million for the fourth quarter of 2019, compared with $0.9 million in the prior-year period. Net income on a non-GAAP basis was $9.6 million for the fourth quarter of 2019, compared with $3.0 million in the prior-year period. In the fourth quarter of 2019, both net income and net income on a Non-GAAP basis were favorably impacted by the following tax related items: $1.2 million in research and development credits, $1.1 million tax benefit for additional corporate expense deductions, and $0.7 million for yearend finalization of state apportionment.

Net earnings per diluted share was $0.24 for the fourth quarter of 2019, compared with $0.03 in the prior-year period. Non-GAAP earnings per diluted share was $0.27 for the fourth quarter of 2019, compared with $0.08 for the prior-year period.

Cash and cash equivalents were $35.6 million and bank debt was $67.3 million as of December 31, 2019, compared with $43.7 million and $76.1 million, respectively, as of December 31, 2018.

BACKLOG AND BOOKINGS

Total backlog at December 31, 2019 was $216.6 million, up $34.5 million or 19.0%, from $182.1 million on December 31, 2018.

Bookings were $67.7 million for the fourth quarter of 2019, compared with $72.8 million in the prior-year period, adjusted for divestitures. Bookings were $383.7 million for the year of 2019, up $24.6 million or 6.9%, from $359.1 million for the prior-year period, adjusted for divestitures.

YEAR-TO-DATE RESULTS

Revenue was $341.9 million, up 1.4% from $337.3 million in the prior-year period. Excluding revenue of $9.3 million attributable to the business divested in 2018, organic revenues increased 4.2%.

Operating income was $18.0 million in 2019 (5.3% margin), compared with $10.0 million in the prior-year period (3.0% margin).  Operating income on a non-GAAP basis was $28.2 million in 2019 (8.2% margin), compared with $24.1 million in the prior-year period (7.1% margin).

Net income was $17.7 million in 2019, compared with net loss of $(7.1) million in the prior-year period.  Net income on a non-GAAP basis was $20.9 million for the year of 2019, compared with $10.2 million in the prior-year period. In 2019, both net income and net income on a Non-GAAP basis were favorably impacted by the following tax related items: $2.1 million in research and development credits, $1.1 million tax benefit for additional corporate expense deductions, and $0.7 million for yearend finalization of state apportionment. In 2019, net income was also impacted favorably by $4.4 million by finalization of a tax position related to the 2018 divestiture of Zhongli.

Net earnings per diluted share was $0.50 for the year of 2019, compared with net loss per diluted share of $(0.21) in the prior-year period. Non-GAAP net income per diluted share was $0.59 for the year of 2019, compared with $0.29 for the prior-year period.

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Exhibit 99.1

CONFERENCE CALL

A conference call is scheduled for today at 8:30 a.m. ET to discuss the fourth quarter and fiscal 2019 financial results.  The conference call may also be accessed by dialing (888) 346-4547 (Toll-Free) within the U.S., (855) 669-9657 (Toll-Free) within Canada or Toll/International (412) 317-5251.

The live webcast and slides can also be accessed at https://investors.cecoenviro.com/events-webcasts-and-presentations

A replay of the conference call will be available on the Company’s website for 7 days.  The replay may be accessed by dialing toll free (877) 344-7529 within North America or Toll/International (412) 317-0088 and entering passcode 10138481.

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Exhibit 99.1

ABOUT CECO ENVIRONMENTAL

CECO Environmental is a global leader in air quality and fluid handling serving the energy, industrial and other niche markets. Providing innovative technology and application expertise, CECO helps companies grow their business with safe, clean and more efficient solutions that help protect our shared environment. In regions around the world, CECO works to improve air quality, optimize the energy value chain and provide custom engineered solutions for applications including oil and gas, power generation, water and wastewater, battery production, poly silicon fabrication, chemical and petrochemical processing along with a range of others. CECO is listed on Nasdaq under the ticker symbol "CECE". For more information, please visit www.cecoenviro.com.

Contact:

Matthew Eckl, Chief Financial Officer

(888) 990-6670

investor.relations@onececo.com

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Exhibit 99.1

CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,
(dollars in thousands, except share data)	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$35,602	$43,676
Restricted cash	1,356	762
Accounts receivable, net	68,434	53,225
Costs and estimated earnings in excess of billings on uncompleted contracts	34,805	29,694
Inventories, net	20,578	20,817
Prepaid expenses and other current assets	9,899	10,117
Prepaid and refundable income taxes	8,231	1,388
Assets held for sale	593	1,186
Total current assets	179,498	160,865
Property, plant and equipment, net	15,274	22,200
Right-of-use assets from operating leases	13,607	—
Goodwill	152,020	152,156
Intangible assets – finite life, net	31,283	35,959
Intangible assets – indefinite life	14,291	18,258
Deferred charges and other assets	2,664	3,144
Total assets	$408,637	$392,582
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of debt	$2,500	$—
Accounts payable and accrued expenses	78,319	80,229
Billings in excess of costs and estimated earnings on uncompleted contracts	34,369	20,144
Note payable	—	1,700
Income taxes payable	—	1,813
Total current liabilities	115,188	103,886
Other liabilities	20,372	26,925
Debt, less current portion	63,001	74,456
Deferred income tax liability, net	5,943	8,755
Operating lease liabilities	11,116	—
Total liabilities	215,620	214,022
Commitments and contingencies
Shareholders’ equity:
Preferred stock, $.01 par value; 10,000 shares authorized, none issued	—	—
Common stock, $.01 par value; 100,000,000 shares authorized, 35,275,465 and 34,953,825 shares issued and outstanding at December 31, 2019 and 2018, respectively	353	349
Capital in excess of par value	253,869	251,409
Accumulated loss	(46,344)	(59,427)
Accumulated other comprehensive loss	(14,505)	(13,415)
	193,373	178,916
Less treasury stock, at cost, 137,920 shares at December 31, 2019 and 2018	(356)	(356)
Total shareholders’ equity	193,017	178,560
Total liabilities and shareholders’ equity	$408,637	$392,582

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Exhibit 99.1

CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		For the Year Ended December 31,
(dollars in thousands, except share and per share data)	2019	2018	2019	2018
Net sales	$89,413	$93,854	$341,869	$337,339
Cost of sales	59,369	64,077	227,770	225,802
Gross profit	30,044	29,777	114,099	111,537
Selling and administrative expenses	20,406	21,315	85,978	87,462
Amortization and earnout expenses	2,019	2,288	8,499	9,683
Loss on divestitures, net of selling costs	—	420	70	4,390
Restructuring expenses, net	129	23	1,097	—
Acquisition and integration expenses	465	—	465	—
Income from operations	7,025	5,731	17,990	10,002
Other income (expense), net	656	(248)	751	(365)
Interest expense	(1,078)	(1,698)	(5,397)	(7,140)
Income before income taxes	6,603	3,785	13,344	2,497
Income tax (benefit) expense	(1,794)	2,854	(4,363)	9,618
Net income (loss)	$8,397	$931	$17,707	$(7,121)
Earnings (loss) per share:
Basic	$0.24	$0.03	$0.51	$(0.21)
Diluted	$0.24	$0.03	$0.50	$(0.21)
Weighted average number of common shares outstanding:
Basic	35,117,916	34,812,714	34,987,878	34,714,395
Diluted	35,352,957	35,298,212	35,484,273	34,714,395

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Exhibit 99.1

CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

	Three Months Ended December 31,		For the Year Ended December 31,
(dollars in millions)	2019	2018	2019	2018
Revenue as reported in accordance with GAAP	$89.4	$93.9	$341.9	$337.3
Less revenue attributable to divestitures	—	—	—	(9.3)
Organic revenue	$89.4	$93.9	$341.9	$328.0

	Three Months Ended December 31,		For the Year Ended December 31,
(dollars in millions)	2019	2018	2019	2018
Operating income as reported in accordance with GAAP	$7.0	$5.7	$18.0	$10.0
Operating margin in accordance with GAAP	7.8%	6.1%	5.3%	3.0%
Amortization and earnout expenses	2.0	2.3	8.5	9.7
Restructuring expenses, net	0.1	—	1.1	—
Acquisition and integration expenses	0.5	—	0.5	—
Loss on divestitures, net of selling costs	—	0.4	0.1	4.4
Non-GAAP operating income	$9.6	$8.4	$28.2	$24.1
Non-GAAP operating margin	10.8%	9.0%	8.2%	7.1%

	Three Months Ended December 31,		For the Year Ended December 31,
(dollars in millions)	2019	2018	2019	2018
Net income (loss) as reported in accordance with GAAP	$8.4	$0.9	$17.7	$(7.1)
Amortization and earnout expenses, net	2.0	2.3	8.5	9.7
Restructuring expenses, net	0.1	—	1.1	—
Acquisition and integration expenses	0.5	—	0.5	—
Deferred financing fee adjustment	—	—	0.4	—
Loss on divestiture, net of selling costs	—	0.4	0.1	4.4
Foreign currency remeasurement	(1.0)	—	(0.5)	0.8
Tax (benefit) expense of adjustments	(0.4)	(0.6)	(2.5)	2.4
Zhongli tax benefit	—	—	(4.4)	—
Non-GAAP net income	$9.6	$3.0	$20.9	$10.2
Depreciation	0.5	0.8	2.1	3.5
Non-cash stock compensation	—	0.8	2.8	3.1
Other expense (income)	0.3	0.2	(0.3)	(0.4)
Interest expense	1.1	1.7	5.0	7.1
Income tax (benefit) expense	(1.4)	3.5	2.5	7.2
Adjusted EBITDA	$10.1	$10.0	$33.0	$30.7

Earnings (loss) per share:
Basic	$0.24	$0.03	$0.51	$(0.21)
Diluted	$0.24	$0.03	$0.50	$(0.21)

Non-GAAP earnings per share:
Basic	$0.27	$0.09	$0.60	$0.29
Diluted	$0.27	$0.08	$0.59	$0.29

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Exhibit 99.1

NOTE REGARDING NON-GAAP FINANCIAL MEASURES

CECO is providing certain non-GAAP historical financial measures as presented above as the Company believes that these figures are helpful in allowing individuals to better assess the ongoing nature of CECO’s core operations. CECO is providing organic revenue for comparability purposes given the impact of divestitures.  A "non-GAAP financial measure" is a numerical measure of a company's historical financial performance that excludes amounts that are included in the most directly comparable measure calculated and presented in the GAAP statement of operations.

Non-GAAP operating income, non-GAAP net income, non-GAAP operating margin, non-GAAP earnings per basic and diluted share and adjusted EBITDA, as we present them in the financial data included in this press release, have been adjusted to exclude the effects of transactions related to loss on divestitures, net of selling costs, acquisition and integration expense activities including retention, legal, accounting, banking, amortization and contingent earnout expenses, foreign currency re-measurement, restructuring expenses, other nonrecurring or infrequent items and the associated tax impact of these items. Organic revenue, as we present them in the financial data included in this press release, excludes revenue attributable to divested businesses.  Management believes that these items are not necessarily indicative of the Company’s ongoing operations and their exclusion provides individuals with additional information to compare the Company's results over multiple periods.  Management utilizes this information to evaluate its ongoing financial performance. Our financial statements may continue to be affected by items similar to those excluded in the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP financial measures should not be construed as an inference that all such costs are unusual or infrequent.

Organic revenue, non-GAAP operating income, non-GAAP net income, non-GAAP operating margin, non-GAAP earnings per basic and diluted share and adjusted EBITDA are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of our business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of CECO’s results as reported under GAAP.  Additionally, CECO cautions investors that non-GAAP financial measures used by the Company may not be comparable to similarly titled measures of other companies.

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, organic revenue, non-GAAP operating income, non-GAAP net income, non-GAAP operating margin, non-GAAP earnings per basic and diluted share and adjusted EBITDA stated in the tables above present the most directly comparable GAAP financial measure and reconcile to the most directly comparable GAAP financial measures.

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Exhibit 99.1

SAFE HARBOR

Any statements contained in this Press Release, other than statements of historical fact, including statements about management’s beliefs and expectations, are forward-looking statements and should be evaluated as such. These statements are made on the basis of management’s views and assumptions regarding future events and business performance. We use words such as “believe,” “expect,” “anticipate,” “intends,” “estimate,” “forecast,” “project,” “will,” “plan,” “should” and similar expressions to identify forward-looking statements. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Potential risks and uncertainties, among others, that could cause actual results to differ materially are discussed under “Part I – Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and include, but are not limited to: our ability to successfully realize the expected benefits of our restructuring program; our ability to successfully integrate acquired businesses and realize the synergies from acquisitions, as well as a number of factors related to our business, including economic and financial market conditions generally and economic conditions in our service areas; dependence on fixed price contracts and the risks associated therewith, including actual costs exceeding estimates and method of accounting for revenue; fluctuations in operating results from period to period due to cyclicality or seasonality of the business; the effect of growth on our infrastructure, resources, and existing sales; the ability to expand operations in both new and existing markets; the potential for contract delay or cancellation; liabilities arising from faulty services or products that could result in significant professional or product liability, warranty, or other claims; changes in or developments with respect to any litigation or investigation; failure to meet timely completion or performance standards that could result in higher cost and reduced profits or, in some cases, losses on projects; the potential for fluctuations in prices for manufactured components and raw materials, including as a result of tariffs and surcharges; the substantial amount of debt incurred in connection with our acquisitions and our ability to repay or refinance it or incur additional debt in the future; the impact of federal, state or local government regulations; economic and political conditions generally; our ability to successfully complete the divestitures of non-core assets and the effect of competition in the industries served by our Energy Solutions segment, Industrial Solutions segment and Fluid Handling Solutions segment. Many of these risks are beyond management’s ability to control or predict. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. Investors are cautioned not to place undue reliance on such forward-looking statements as they speak only to our views as of the date the statement is made. Furthermore, forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the Securities and Exchange Commission, we undertake no obligation to update or review any forward-looking statements, whether as a result of new information, future events or otherwise.

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